UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2008

STERLING GROUP VENTURES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	333-97187	72-1535634
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

900 -789 WEST PENDER STREET,
VANCOUVER, B.C., CANADA	V6C 1H2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 893-8891

n/a
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1 – Registrant’s Business and Operations

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 8, 2008, Sterling Group Ventures, Inc. ("Sterling") signed an agreement (the "Agreement") with Zhong Chuan International Mining Holding Co., Ltd. ("Zhong Chuan"), Ximing Sun and Charles Yan - shareholders of Monte Sea Holdings Ltd. (collectively hereinafter "Monte Sea Shareholders") to restructure the transactions contemplated under the initial agreement signed by Beijing Mianping Salt Lake Research Institute ("Mianping") and Micro Express Holdings Inc. ("MEH") which is wholly subsidiary of Sterling on September 16, 2005 (See Sterling's Form 8-K filed on September 21, 2005). Pursuant to the Agreement, the parties wish to establish a Sino-foreign cooperative joint venture company ("CJV") for the purpose of applying for and holding required approvals, permits and licenses with respect to the development of the Dangxiongcuo Salt Lake property (the "Property") located in Tibet of China. Please see the Agreement for more details.

Mianping which is a private company holds the exploration license issued by Bureau of Land and Resources of Tibet, China on the Dangxiongcuo Salt Lake and the surrounding area. Dangxiongcuo Salt Lake is a classic brine type deposit. The number of the exploration license is 5400000620013. The area covered by the license is 89.06 km2 (8,906 hectares) and it is valid until Feb 23, 2007. Mianping has renewed its license on March 4, 2007 and it is valid until March 14, 2008. The new number is 5400000730283. The license is now under renewal process. There is a mandated routine for converting this exploration license into a mining license.

Zhong Chuan is a Chinese mining company with connections and resources in Tibet, China. Zhong Chuan is interested in expanding into lithium business. Zhong Chuan has also acquired interests in certain other salt lakes in Tibet ("Other Interests"). Monte Sea Shareholders are the shareholders holding all the issued and outstanding shares in the stock of Monte Sea Holdings Ltd. ("Monte Sea"), a company incorporated in Hong Kong.

Under the Agreement, the initial agreement between Mianping and Sterling shall be replaced and superseded by this Agreement upon this Agreement becoming effective. Upon this Agreement being effective and termination of the initial agreement, Zhong Chuan shall cause Mianping to repay to MEH RMB 6,000,000 Yuan by depositing the said amount into an account designated by MEH.

The Parties agree that Zhong Chuan shall cause an operating company ("Opco") to be established in Tibet prior to the establishment of the CJV for the purpose of applying for and holding required approvals, permits and licenses with respect to the development of the Property. The Opco shall hold all such approvals, permits and licenses in trust for the CJV, and pursuant to the letters and spirit of this Agreement.

Under the Agreement, Monte Sea Shareholders and Zhong Chuan shall cause the CJV to be established within 90 days from date of this Agreement, subject to required regulatory approval and based on a joint venture agreement by way of acquisition of interest in the Opco by Monte Sea, or by way of incorporation under the Chinese laws. Monte Sea shall hold up to 65% but no less than 51% of shares in the CJV. CJV shall own and hold all Mianping's (and/or Opco's) title to and interest in any exploration or mining licenses in lithium resources in Tibet including the Exploration license and Other Interests.

If for any Chinese regulatory or policy reasons, Monte Sea is not permitted to have more than fifty-one percent (51%) interest in the CJV, then Monte Sea and Zhong Chuan shall cause the JV Agreement to be revised such that:
(a) Mont Sea shall have a forty-nine percent (49%) interest in the CJV;
(b) Mont Sea shall be entitled to receive returns on its investment in the CJV on a priority and accelerated basis until its investment in the CJV and the Property is fully recovered; and
(c) Mont Sea shall be permitted to manage the daily operation of the CJV pursuant to a management agreement to be entered into between Mont Sea and Zhong Chuan, on terms and conditions satisfactory to Sterling.

The Parties shall cause all necessary corporate actions to be taken to approve and effect the transactions contemplated above, and to make any adjustment, registration or filings necessary to meet applicable regulatory requirements.

Upon signing of this Agreement and subject to applicable regulatory approval, Monte Sea Shareholders shall subscribe for 5,000,000 units (the "Units") to be issued by Sterling at US$0.15 per unit. Each Unit shall consist of One (1) common share in the stock of Sterling, and One (1) warrant which shall entitle Monte Sea Shareholders to purchase One (1) common share in the stock of Sterling at US$0.16 per share within two (2) years from the date of the issuance of the Units.

Subject to applicable regulatory approval, Sterling shall cause 200,000,000 shares to be issued to Monte Sea Shareholders within ten (10) working days from the date transfer of the Exploration License to the CJV is approved by the Chinese regulators, in exchange for all the shares then issued and outstanding in the stock of Monte Sea and held by Monte Sea shareholders (the "Share Exchange"). The Share Exchange may be conducted and completed at an earlier date so long as Sterling and Monte Sea Shareholders may agree in writing.

Subject to applicable regulatory approval, Sterling shall cause 87,910,000 shares in the capital of Sterling to be issued to Monte Sea Shareholders at no additional cost, upon receipt by the CJV of a mining license and such other permits or approvals for the Property, permitting the full exploitation and development of the Property.

Sterling shall use its best efforts to secure business relationships with selected major companies outside China in the form of equity participation or off-take arrangement for lithium products from the CJV.

Sterling shall, when and as required by the CJV, arrange and complete financing for the operation of the CJV.

Zhong Chuan shall, together with Monte Sea Shareholders, provide funds no less than RMB 100,000,000 (or US dollar equivalent thereof) for the purpose of meeting registered capital payment requirements in the registration and operation of the CJV. Zhong Chuan shall keep other Parties informed of any development in the registration of the CJV and transfer of the Exploration License.

Monte Sea Shareholders shall, together with Zhong Chuan make funds available for the purpose of acquisition and meeting registered capital payment requirements in the registration and operation of the CJV.

Monte Sea Shareholders shall, together with Zhong Chuan make funds available for the purpose of acquisition and meeting registered capital payment requirements in the registration and operation of the CJV.

CJV will be located in Tibet, China and will develop Dangxiongcuo lithium property, extract and process commercially lithium carbonate using internationally advanced technologies. Lithium carbonate is the starting point in the manufacturing of lithium and various lithium chemicals which are used in batteries, ceramics and glass, in primary aluminum production, in the manufacture of lubricants and greases, drugs and others. According to Mineral Information Institute (MII), most lithium is recovered from brine, or water with a high concentration of lithium carbonate. Brines trapped in the Earth's crust (called subsurface brines) are the major source material for lithium carbonate. These sources which are recovered generally through solar evaporation are less expensive to mine than from rock such as spodumene, petalite, and other lithium-bearing minerals.

The Agreement was approved by the Board of Directors of the Company on March 31, 2008 and signed on July 8, 2008.

Section 9 – Financial Statements and Exhibits

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

10.1	Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING GROUP VENTURES, INC.

/s/ Raoul Tsakok
Raoul Tsakok
Chairman & CEO

July 14, 2008